Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Federated Hermes Global Allocation Fund (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganization of Hancock Horizon Dynamic Asset Allocation Fund (a portfolio of The Advisors’ Inner Circle Fund II) into the Trust, and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ J. Christopher Donahue		November 11, 2020
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/s/ Lori A. Hensler		November 11, 2020
Lori A. Hensler	Treasurer
(Principal Financial Officer/
Principal Accounting Officer)

/s/ John T. Collins		November 11, 2020
John T. Collins	Trustee

/s/ John B. Fisher		November 11, 2020
John B. Fisher	Trustee

/s/ G. Thomas Hough		November 11, 2020
G. Thomas Hough	Trustee

/s/ Maureen Lally-Green		November 11, 2020
Maureen Lally-Green	Trustee

/s/ Charles F. Mansfield, Jr.		November 11, 2020
Charles F. Mansfield, Jr.	Trustee

/s/ Thomas M. O’Neill		November 11, 2020
Thomas M. O’Neill	Trustee

/s/ P. Jerome Richey		November 11, 2020
P. Jerome Richey	Trustee

/s/ John S. Walsh		November 11, 2020
John S. Walsh	Trustee

/s/ Madelyn A. Reilly		November 11, 2020
Madelyn A. Reilly	Trustee